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Exhibit 23.7

Consent of Ernst & Young to Colony Capital, Inc.

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-212739) of Colony NorthStar, Inc. and the related Joint Proxy Statement/Prospectus of NorthStar Asset Management Group Inc., Colony Capital, Inc. and NorthStar Realty Finance Corp. dated September 14, 2016 and to the incorporation by reference therein of our reports dated February 29, 2016, with respect to the consolidated financial statements and schedules of Colony Capital, Inc., and the effectiveness of internal control over financial reporting of Colony Capital, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Los Angeles, California September 12, 2016

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  Exhibit 23.7
Consent of Ernst & Young to Colony Capital, Inc.
Consent of Independent Registered Public Accounting Firm